[FRONT OF CERTIFICATE]


                            VOID AFTER APRIL 12, 2000
                       REDEEMABLE WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK





No.                                                                    WARRANTS

                                   AZUREL LTD.

                                                              CUSIP 055013 11 4

This certifies that FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of Azurel Ltd., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of North American Transfer Co., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $ , subject to adjustment (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent for the account of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of_____, by and among the Company and the Warrant Agent.

   In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

   The term "Expiration Date" shall mean 5:00 p.m. (New York time) on _____, or such earlier date as the Warrants shall be redeemed. If each such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, provided that the market price of the Common Stock exceeds the Exercise Price of the Warrants. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

   This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

   Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

   This Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant commencing , on 30 days' prior written notice, provided that the average closing bid price of the Company's Common Stock shall equal or exceed $ per share for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date of any redemption notice. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

   Under certain circumstances, Network 1 Financial Securities, Inc. shall be entitled to receive an aggregate of five percent of the Purchase Price of the Warrants represented hereby.

   Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

   This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

   This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                                     AZUREL LTD.

Dated:                                         BY
                                                       /s/ Constantine Bezas
                                                           PRESIDENT

COUNTERSIGNED:
         NORTH AMERICAN TRANSFER  CO.
                  (FREEPORT, N.Y.)
                  AS WARRANT AGENT


BY                                             BY

                                                       /s/ Van Christakos
AUTHORIZED OFFICER                                         SECRETARY



                                  AZUREL LTD.
                                 CORPORATE SEAL
                                      1995
                                    DELAWARE

[BACK OF WARRANT CERTIFICATE]




                                SUBSCRIPTION FORM

      To Be Executed By the Registered Holder in Order to Exercise Warrants


         The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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--------------------------------------------------------------------------------
           [please print or type name and address, including zip code]


and be delivered to

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           [please print or type name and address, including zip code]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. The exercise of this Warrant was solicited by Network 1 Financial Securities, Inc. unless the following box is checked.

2. The exercise of this Warrant was solicited by ____________________________.

3. If the exercise of this Warrant was not solicited, please check the following box.

Dated:  _________________________              X  _____________________________

                                                  _____________________________

                                                  _____________________________

                                                             Address

                                                  _____________________________
                                                  Social Security or Taxpayer
                                                      Identification Number


                                               X  _____________________________
                                                        Signature Guaranteed




                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants


FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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--------------------------------------------------------------------------------

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    [please print or type name and address, including zip code, of assignee]


of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints


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                                                                     Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated:   ________________________             X _______________________________


                                                _______________________________
                                                           Address
                                                _______________________________
                                                       Social Security or
                                                  Taxpayer Identification Number


                                              X _______________________________
                                                      Signature Guaranteed

                                                _______________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.